EXHIBIT 21

Subsidiary of the Bancorp

State of Incorporation
Peoples Bank SB*	Indiana

*	Peoples Bank SB is wholly-owned by the Bancorp and the operations of the Bank are included in the Consolidated Financial Statements.

37